Exhibit 10.58

April 27, 2010

EWE, Inc.

13884 Catawba Circle

Athens, AL 35611

Attention: James P. English

Re: Amendment to Commercial Real Estate Lease

Reference is made to that Commercial Real Estate Lease (the “Lease”) entered into by and between Durect Corporation, a Delaware corporation, (“LESSEE”) and EWE, Inc., an Alabama corporation dated September 21, 2004 (“LESSOR”). All capitalized terms used herein shall have the meaning ascribed to such terms in the Lease.

LESSOR and LESSEE hereby agree as follows, effective on the date that both LESSOR and LESSEE have executed this Amendment:

The term of the Lease set forth in Paragraph 3 shall be extended by one year such that the Lease shall terminate on September 30, 2011 instead of September 30, 2010.

The rent payable during the period from October 1, 2010 to September 30, 2011 shall be the same rent as payable during Year 6 as set forth in Paragraph 6 of the Lease.

Except as expressly modified above, all remaining terms of the Lease shall remain the same. LESSOR and LESSEE have hereunto set or caused to be set their respective signatures and seals on this dates set forth herein.

Sincerely,

/s/ James E. Brown
James E. Brown
CEO

AGREED TO BY EWE, INC.

By:	/s/ James P. English
Title:	Vice President
Date:	05/10/2010